EXHIBIT 21

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Name of Subsidiary	State of Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Accuri Cytometers, Inc.	Delaware	100%
Atto BioScience, Inc.	Delaware	100%
B-D (Cambridge U.K.) Ltd.	United Kingdom	100%(1)
Becton Dickinson Biosciences, Systems and Reagents Inc.	California	100%
BD Holding S. de R.L. de C.V.	Mexico	100%(1)
Becton Dickinson Matrex Holdings, Inc.	Delaware	100%
BD Norge AS	Norway	100%(1)
BD Rapid Diagnostic (Suzhou) Co., Ltd.	China	100%(1)
BDIT Singapore Pte. Ltd.	Singapore	100%(1)
BD (West Africa) Limited	Ghana	100%(1)
BDX INO LLC	Delaware	50%(1)
Becton Dickinson AcuteCare Holdings, Inc.	Delaware	100%
Becton Dickinson Advanced Pen Injection Systems GmbH	Switzerland	100%(1)
Becton Dickinson Argentina S.R.L.	Argentina	100%(1)
Becton Dickinson Asia Limited	Hong Kong	100%(1)
Becton Dickinson Asia Pacific Limited	British Virgin Islands	100%
Becton Dickinson Austria GmbH	Austria	100%(1)
Becton Dickinson Benelux N.V.	Belgium	100%(1)
Becton Dickinson Canada Inc.	Canada	100%(1)
Becton Dickinson Caribe Ltd.	Cayman Islands	100%(1)
Becton Dickinson Croatia d.o.o.	Croatia	100%(1)
Becton Dickinson de Colombia Ltda.	Colombia	100%(1)
Becton Dickinson Czechia s.r.o.	Czech Republic	100%(1)
Becton Dickinson del Uruguay S.A.	Uruguay	100%(1)
Becton Dickinson Distribution Center N.V.	Belgium	100%(1)
Becton Dickinson East Africa Ltd.	Kenya	100%(1)
Becton Dickinson Guatemala S.A.	Guatemala	100%(1)
Becton Dickinson Hellas S.A.	Greece	100%(1)
Becton Dickinson Hungary Kft.	Hungary	100%(1)
Becton Dickinson India Private Limited	India	100%(1)
Becton Dickinson Infusion Therapy AB	Sweden	100%(1)
Becton Dickinson Infusion Therapy A/S	Denmark	100%(1)
Becton Dickinson Infusion Therapy B.V.	Netherlands	100%(1)
Becton Dickinson Infusion Therapy Holdings AB	Sweden	100%(1)
Becton Dickinson Infusion Therapy Systems Inc., S.A. de C.V.	Mexico	100%(1)
Becton Dickinson Infusion Therapy UK	United Kingdom	100%(1)
Becton Dickinson Infusion Therapy Systems Inc.	Delaware	100%
Becton Dickinson Infusion Therapy Holdings UK Limited	United Kingdom	100%(1)
Becton Dickinson Insulin Syringe, Ltd.	Cayman Islands	100%(1)
Becton Dickinson Ithalat Ihracat Limited Sirketi	Turkey	100%(1)
Becton Dickinson Korea Holding, Inc.	Delaware	100%(1)

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Becton Dickinson Korea Ltd.	Korea	100%(1)
Becton Dickinson Malaysia, Inc.	Oregon	100%
Becton Dickinson (Mauritius) Limited	Mauritius	100%
Becton Dickinson Medical (S) Pte Ltd.	Singapore	100%(1)
Becton Dickinson Medical Devices Co. Shanghai Ltd.	P.R.C.	100%(1)
Becton Dickinson Medical Devices Co. Ltd., Suzhou	P.R.C.	100%(1)
Becton Dickinson Medical Products Pte. Ltd.	Singapore	100%(1)
Becton Dickinson Ltd.	New Zealand	100%(1)
Becton Dickinson O.Y.	Finland	100%(1)
Becton Dickinson Overseas Services Ltd.	Nevada	100%
Becton Dickinson Pen Limited	Ireland	100%(1)
Becton Dickinson Penel Limited	Cayman Islands	100%(1)
Becton Dickinson Philippines, Inc.	Philippines	100%(1)
Becton Dickinson Polska Sp.z.o.o.	Poland	100%(1)
Becton Dickinson Pty. Ltd.	Australia	100%(1)
Becton Dickinson (Pty) Ltd.	South Africa	100%(1)
Becton Dickinson Sdn. Bhd.	Malaysia	100%(1)
Becton Dickinson Service (Pvt.) Ltd.	Pakistan	100%
Becton Dickinson Sample Collection GmbH	Switzerland	100%(1)
Becton Dickinson Slovakia s.r.o.	Slovakia	100%(1)
Becton Dickinson (Thailand) Limited	Thailand	100%(1)
Becton Dickinson Venezuela, C.A.	Venezuela	100%(1)
Becton Dickinson Venture LLC	Delaware	100%
BD Ventures LLC	New Jersey	100%
Becton Dickinson Vostok LLC	Russia	100%(1)
Becton Dickinson, S.A.	Spain	100%(1)
Becton Dickinson (Royston) Limited	United Kingdom	100%(1)
Becton, Dickinson A.G.	Switzerland	100%(1)
Becton, Dickinson Aktiebolag	Sweden	100%(1)
Becton, Dickinson and Company, Ltd.	Ireland	100%(1)
Becton, Dickinson B.V.	Netherlands	100%(1)
Becton, Dickinson de Mexico, S.A. de C.V.	Mexico	100%(1)
Becton Dickinson France S.A.S.	France	100%(1)
Becton Dickinson GmbH	Germany	100%(1)
Becton, Dickinson Industrias Cirurgicas, Ltda.	Brazil	100%(1)
Becton, Dickinson Italia S.p.A.	Italy	100%(1)
B-D U.K. Holdings Limited	United Kingdom	100%(1)
Becton Dickinson U.K. Limited	United Kingdom	100%(1)
Bedins Vermont Indemnity Company	Vermont	100%
Benex Ltd.	Ireland	100%(1)
BioVenture Centre Pte. Ltd.	Singapore	100%
Cell Analysis Systems, Inc.	Illinois	100%(1)
Clontech Laboratories UK Limited	United Kingdom	100%(1)
Corporativo BD de Mexico, S. de R.L. de C.V.	Mexico	100%(1)
Cytopeia	Washington	100%
D.L.D., Ltd.	Bermuda	100%(1)
Dantor S.A.	Uruguay	100%(1)

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Difco Laboratories Incorporated	Michigan	100%
Difco Laboratories Limited	United Kingdom	100%(1)
Distribuidora BD Mexico, S.A. de C.V.	Mexico	100%(1)
Procesos para Esterilizacion, S.A. de C.V.	Mexico	100%(1)
Franklin Lakes Enterprises, L.L.C.	New Jersey	100%
GeneOhm Sciences Canada Inc.	Canada	100%(1)
Healthcare Holdings in Sweden AB	Sweden	100%(1)
HandyLab, Inc.	Delaware	100%
IBD Holdings LLC	Delaware	50%(1)
Staged Diabetes Management LLC	New Jersey	50%(1)
Matrex Salud, de R.L. de C.V.	Mexico	50%(1)
Med-Safe Systems, Inc.	California	100%
Nippon Becton Dickinson Company, Ltd.	Japan	100%(1)
PharMingen	California	100%
Phase Medical, Inc.	California	100%(1)
PreAnalytiX GmbH	Switzerland	50%(1)
Abastecedora de Dispositivos Medicos JL S.A. de C.V.	Mexico	100%(1)
TriPath Imaging, Inc.	Delaware	100%
TriPath Oncology, Inc.	Delaware	100%(1)
Becton Dickinson Europe Holdings S.A.S.	France	100%(1)
Becton Dickinson Management GmbH & Co. KG	Germany	100%(1)
Becton Dickinson Verwaltungs GmbH	Germany	100%(1)
Becton Dickinson Holdings Limited	Ireland	100%(1)
Becton Dickinson Luxembourg S.a.r.L.	Luxembourg	100%(1)
Becton Dickinson Holdings Pte Ltd.	Singapore	100%(1)
Becton Dickinson Luxembourg LLC	Delaware	100%(1)
Becton Dickinson Luxembourg II LLC	Delaware	100%
Becton Dickinson Luxembourg II S.C.S.	Luxembourg	95%/5%(1)
Becton Dickinson Luxembourg Holdings S.a.r.L	Luxembourg	100%(1)
Becton Dickinson Luxembourg Holdings II S.a.r.L	Luxembourg	100%(1)
Becton Dickinson Sweden Holdings AB	Sweden	100%(1)
Carmel Pharma Pty.Ltd.	Australia	100%(1)
Carmel Pharma AB	Sweden	100%(1)
Carmel Pharma OY	Finland	100%(1)
Carmel Pharma GmbH	Germany	100%(1)
Becton Dickinson (Gibraltar) Management Limited	Gibraltar	100%(1)
Becton Dickinson Asia Holdings Ltd.	Gibraltar	100%(1)
Becton Dickinson Luxembourg LLC S.C.S.	Luxembourg	100%(1)
Becton Dickinson Worldwide Investments Sa.r.L.	Luxembourg	100%(1)
Becton Dickinson (Gibraltar) Holdings Ltd.	Gibraltar	100%(1)
Becton Dickinson Management S.a.r.L	Luxembourg	100%(1)
Becton Dickinson Bermuda L.P.	Bermuda	100%(1)
Becton Dickinson Luxembourg Finance S.a.r.L.	Luxembourg	100%(1)
Becton Dickinson (Gibraltar) Limited	Gibraltar	100%(1)
Becton Dickinson Netherlands Holdings B.V.	Netherlands	100%(1)
Becton Dickinson Netherlands Holdings II B.V.	Netherlands	100%(1)
Sirigen, Inc.	California	100%

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

Sirigen Limited	United Kingdom	100%(1)
Sirigen Group Limited	United Kingdom	100%(1)
Sirigen II Limited	United Kingdom	100%(1)
Safety Syringes, Inc.	California	100%
Kiestra Lab Automation U.K. Ltd.	United Kingdom	100%(1)
BD Rx Inc.	Delaware	100%
BD Kiestra BV	Netherlands	100%(1)
Cato Software Solutions GmbH	Austria	100%(1)
Chemocato LLC	Delaware	100%(1)
Cato Software Solutions Polska sp.z.o.o.	Poland	100%(1)
Becton Dickinson GSA Beteilgungs GmbH	Germany	100%(1)
Becton Dickinson Zambia	Zambia	100%(1)

(1)	owned by a wholly-owned subsidiary of Becton, Dickinson and Company

As of 9/30/13